Exhibit 99.1

PHH Corporation Announces Fourth Quarter 2015 Results

4Q15 Highlights:

•                  Net loss attributable to PHH Corporation of $54 million or $0.92 per basic share, which includes $25 million of pre-tax notable items and a $52 million pre-tax unfavorable market-related fair value adjustment to our mortgage servicing rights (MSRs), net of derivatives related to MSRs, resulting from changes in interest rates and assumptions used in our valuation model.

•                  Completed our private label contract amendments and substantially all of our re-engineering cost reduction actions.  We expect the remaining benefits of our private label contract amendments to be realized in 2Q16, and expect the majority of the remaining benefits from our cost reduction actions to be realized throughout 2016 and 2017.

•                  Total closings totaled $8.8 billion, a 6% decrease from $9.4 billion in 4Q14.   Interest rate lock commitments (“IRLCs”) expected to close totaled $1.2 billion, a 27% decrease from $1.6 billion in 4Q14 with total loan margin 14 bps higher than 4Q14.

•                  The unpaid principal balance of our Total Servicing Portfolio was consistent with December 2014.  However, we have experienced an 11% increase in our subserviced portfolio and a 12% decline in our capitalized portfolio.

•                  Completed $100 million of open market share repurchases by executing $77 million in 4Q15, with an additional $23 million executed in 1Q16.

Mount Laurel, NJ - February 24, 2016 - PHH Corporation (NYSE: PHH) (“PHH” or the “Company”) today announced financial results for the quarter ended December 31, 2015.

For the quarter ended December 31, 2015, the Company reported Net loss attributable to PHH Corporation of $54 million or $0.92 per basic share.  Net loss from continuing operations attributable to PHH Corporation for the quarter ended December 31, 2014, was $32 million or $0.62 per basic share.

For the quarter ended December 31, 2015, core loss (after-tax)* and core loss per share* were $23 million and $0.38, respectively, which exclude a $52 million pre-tax unfavorable market-related mortgage servicing rights (“MSR”) fair value adjustment, net of derivatives related to MSRs.

Glen A. Messina, president and CEO of PHH Corporation, said, “We made considerable progress to improve our financial  performance over the past year, as the collective actions we executed in 2015 helped to significantly reduce our Core loss before notable items.  Global economic and domestic regulatory conditions continue to be dynamic, and while we are expecting a smaller originations market and lower margins, the ultimate impact on the mortgage market in 2016 remains uncertain.  Assuming we achieve our cost, volume and other business objectives, and the market unfolds as forecast, we expect Core earnings before notable items to be breakeven to modestly profitable for 2016.”

Messina added, “Our priorities for 2016 are (i) returning to profitability on the basis of Core earnings before notable items, (ii) operationalizing the requirements of our revised private label contracts, (iii) preserving our balance sheet and liquidity position and (iv) resolving our legacy regulatory matters.  We continue to believe that meaningfully increasing scale in both our production and servicing segments is necessary to achieve sustained profitability, and we will continue to seek inorganic growth opportunities to support our objectives.”

Summary Consolidated Results
(In millions, except per share amounts)
	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Net revenues	$123	$180	$790	$639
Loss from continuing operations before income taxes	(83)	(41)	(213)	(284)
Net loss from continuing operations attributable to PHH Corporation	(54)	(32)	(145)	(191)
Net (loss) income attributable to PHH Corporation	(54)	(33)	(145)	81

Loss per share from continuing operations — basic & diluted	$(0.92)	$(0.62)	$(2.62)	$(3.47)
Weighted-average common shares outstanding — basic & diluted	58.536	51.126	55.202	55.001

Non-GAAP Results*
Core loss (pre-tax)	$(34)	$(30)	$(238)	$(207)
Core loss (after-tax)	(23)	(24)	(152)	(140)

Core loss per share	$(0.38)	$(0.47)	$(2.74)	$(2.55)

Adjusted cash flow	$1	$(182)	$(33)	$758

Notable items for the fourth quarters of 2015 and 2014 consisted of the following:

	Three Months Ended December 31,
	2015		2014
	Pre-Tax	Post-Tax	Pre-Tax	Post-Tax
	$	Per Share	$	Per Share
Legal and regulatory reserves	$—	$—	$(6)	$(0.07)
Re-engineering investments	(20)	(0.21)	—	—
Growth investments	(1)	(0.01)	—	—
Severance	—	—	1	0.02
(Loss) gain on sales of existing MSRs	(4)	(0.05)	2	0.03

Market-related MSR fair value adjustment, net of related derivatives	(52)	(0.54)	(12)	(0.15)

In addition to the notable items presented above, our results include expenses associated with the sale and separation of our Fleet business, net of transition services revenue, of $5 million for the three months ended December 31, 2014.  The amount was not significant for the three months ended December 31, 2015.

Tangible book value per share was $23.96 at December 31, 2015, down 21% from $30.21 at December 31, 2014.

* Non-GAAP Financial Measures

Non-GAAP financial measures for all periods presented reflect the continuing operations of the Company and exclude the results of the Fleet business and amounts related to the disposition of the business.  Core earnings or loss (pre-tax), core earnings or loss (after-tax), core earnings or loss per share, and adjusted cash flow are financial measures that are not in accordance with U.S. generally accepted accounting principles (GAAP).  See the “Note Regarding Non-GAAP Financial Measures” below for a detailed description of these and certain other Non-GAAP financial measures and reconciliations of such Non-GAAP financial measures to their most directly comparable GAAP financial measures as required by Regulation G.

Mortgage Production

Segment Results

Mortgage Production segment loss in the fourth quarter of 2015 was $21 million, compared to a segment loss of $10 million in the third quarter of 2015 and a segment loss of $26 million in the fourth quarter of 2014.  The $11 million unfavorable change in segment results during the fourth quarter of 2015 compared to the third quarter of 2015 was due to a $23 million decrease in Net revenues that was partially offset by a $12 million decrease in Total expenses.  The decline in Total revenues was due to an $11 million decrease in Origination and other loan fees driven by a 17% decline in the number of retail closing units, and an $8 million decrease in Gain on loans held for sale, net driven by a 32% decline in IRLCs expected to close and 14 bps of lower margins.  These decreases in Net revenues were partially offset by a $9 million decrease in origination-related expenses primarily related to lower closing volume.

The $5 million improvement in segment results in the fourth quarter of 2015 compared to the fourth quarter of 2014 was primarily driven by $7 million of operating benefits from amendments to our private label agreements, $4 million of lower unsecured interest expense and reduced operating expenses that were partially offset by higher allocated corporate expenses.

Statistics

Total fourth quarter 2015 mortgage closings were $8.8 billion, down 14% from the third quarter of 2015 and 6% from the fourth quarter of 2014.   The decrease in total closings compared to the third quarter of 2015 was primarily attributable to seasonal declines in purchase volume. The decrease in total closings compared to the fourth quarter of 2014 was primarily driven by re-engineering initiatives in our real estate channel and the impact of implementing the TILA RESPA integrated disclosure rules in the fourth quarter of 2015.

Fee-based closings as a percentage of total closings continued to remain high in the fourth quarter of 2015, representing 72% of total closings.  Our Mortgage production results reflect the progress we have made to realize operating benefits from amendments to our private label agreements; however, the high mix of fee-based closings has adversely impacted profitability since the revenue per loan on fee-based closings is generally lower than saleable closings.

IRLCs expected to close of $1.2 billion in the fourth quarter of 2015 decreased 32% from the third quarter of 2015 and 27% from the fourth quarter of 2014.  Total loan margin on IRLCs expected to close for the fourth quarter of 2015 was 305 bps, a 14 bps decrease from the third quarter of 2015 and a 14 bps increase from the fourth quarter of 2014.  The decrease in total loan margin from the third quarter of 2015 is consistent with the relatively higher interest rate environment as loan margins tend to narrow in periods of declining interest rates as industry participants attempt to balance origination volume with operational capacity.

Mortgage Servicing

Segment Results

Mortgage Servicing segment loss in the fourth quarter of 2015 was $65 million, compared to a segment loss of $77 million and $13 million in the third quarter of 2015 and fourth quarter of 2014, respectively.  During the fourth quarter of 2015, provisions for legal and regulatory matters were not significant, however, segment results included provisions of $44 million and $6 million for the third quarter of 2015 and fourth quarter of 2014, respectively.  In addition, during the fourth quarter of 2015, we recorded $52 million of unfavorable market-related fair value adjustment to our MSRs, net of related derivatives compared to $22 million in the third quarter of 2015.  The $52 million unfavorable market-related fair value adjustment for the fourth quarter of 2015 consisted of a $27 million unfavorable market-related fair value adjustment on our MSRs and $25 million loss on MSR related derivatives.  The unfavorable fair value adjustment on our MSRs was attributable to a $51 million decline primarily related to changes to our prepayment model and updates to default curves and losses in our government portfolio that were offset by a $24 million increase primarily due to a 22 bps increase in the modeled primary mortgage rate.

Statistics

At December 31, 2015, the unpaid principal balance (“UPB”) of our capitalized servicing portfolio was $99.0 billion, down 3% from September 30, 2015, and 12% from December 31, 2014.  Our capitalized servicing portfolio continues to decline as payoffs, curtailments and sales have exceeded additions from new loan production.  During the fourth quarter of 2015, we continued to execute sales of newly-created MSRs for which we retain the right to subservice the underlying loans.

At December 31, 2015, the UPB of our total loan servicing portfolio was $226.3 billion, which was nearly unchanged from both September 30, 2015 and December 31, 2014.  Activity in our total loan servicing portfolio since the end of 2014 reflects the declines in our capitalized servicing portfolio and a sale of a delinquent GNMA portfolio which transferred in the first quarter of 2015, that was partially offset by an increase in our subservicing UPB driven by fee-based closings and sales of newly-created MSRs.

Mortgage Servicing Rights

At December 31, 2015, the book value of our MSR was $880 million, representing an 89 bps capitalized servicing rate.  The MSR book value and capitalized servicing rate at September 30, 2015 was $927 million and 91 bps of the capitalized loan servicing portfolio.  The MSR book value at December 31, 2014 was $1.0 billion, representing an 89 bps capitalized servicing rate.  During the fourth quarter of 2015, there was a $27 million decrease from market-related fair value adjustments, a $37 million decrease related to prepayments and the receipt of recurring cash flows and a $4 million decrease from MSR sales that was partially offset by $21 million in MSR book value that was added from loans sold.

Liquidity Update

Liquidity at December 31, 2015 included $826 million in unrestricted Cash and cash equivalents, excluding cash held in variable interest entities.  As of December 31, 2015, we had $615 million total principal of unsecured debt outstanding with our next maturity date in September 2019.

Open Market Share Repurchases

In the fourth quarter of 2015, we commenced the open market share repurchase program with $77 million in share repurchases to retire 4,841,267 shares under the program.  In January 2016, we paid $23 million to retire 1,508,772 additional shares to complete $100 million of repurchases under the open market program.

We have authorizations from our Board of Directors to repurchase up to an additional $150 million through December 31, 2016 through an open market repurchase program.  We intend to retain the necessary financial resources to maintain a liquidity cushion to weather the dynamic and uncertain environment and to support our remaining growth and re-engineering initiatives.  As a result, we do not expect to engage in further share repurchase activity at the present time. The timing and amount of further repurchases, if any, will depend on several factors including market and business conditions, the trading price of our common stock, and our overall capital structure and liquidity position, including the nature of other potential uses of cash, including investments in growth.  There can be no assurances that we will complete further repurchases.

Conference Call/Webcast

The Company will host a conference call at 10:00 a.m. (Eastern Time) on Thursday, February 25, 2016, to discuss its fourth quarter 2015 results. All interested parties are welcome to participate. You can access the conference call by dialing (877) 876-9176 or (785) 424-1667 and using the conference ID 1192416 approximately 10 minutes prior to the call. The conference call will also be webcast, which can be accessed from the Investor Relations page of PHH’s website at www.phh.com under webcasts and presentations.

An investor presentation with an appendix of supplemental schedules will accompany the conference call and be available by visiting the Investor Relations page of PHH’s website at www.phh.com on Thursday, February 25, 2016, prior to the start of the conference call.

A replay will be available beginning shortly after the end of the call through March 11, 2016, by dialing (888) 203-1112 or (719) 457-0820 and using conference ID 1192416, or by visiting the Investor Relations page of PHH’s website at www.phh.com.

About PHH Corporation

Headquartered in Mount Laurel, New Jersey, PHH Corporation is a leading provider of end-to-end mortgage solutions through its subsidiary, PHH Mortgage.  Its outsourcing model and proven expertise, combined with a strong commitment to operational excellence and customer service, has enabled PHH Mortgage to become one of the largest non-bank originators and servicers of residential mortgages in the United States.  PHH Mortgage provides mortgage solutions for the real estate market and financial institutions, and offers home financing directly to consumers.  For additional information, please visit www.phh.com.

Forward-Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Generally, forward looking-statements are not based on historical facts but instead represent only our current beliefs regarding future events.  All forward-looking statements are, by their nature, subject to risks, uncertainties and other factors that could cause actual results, performance or achievements to differ materially from those expressed or implied in such forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements.  Such statements may be identified by words such as “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “may fluctuate” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could.”

You should understand that forward-looking statements are not guarantees of performance or results and are preliminary in nature. You should consider the areas of risk described under the heading “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in our periodic reports filed with the U.S. Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, in connection with any forward-looking statements that may be made by us or our businesses generally. Such periodic reports are available in the “Investors” section of our website at http://www.phh.com and are also available at http://www.sec.gov.  Except for our ongoing obligations to disclose material information under the federal securities laws, applicable stock exchange listing standards and unless otherwise required by law, we undertake no obligation to release publicly any updates or revisions to any forward-looking statements or to report the occurrence or non-occurrence of anticipated or unanticipated events.

Contact Information:

Investors	Media
Rob Crowl	Dico Akseraylian
robert.crowl@phh.com	dico.akseraylian@phh.com
856-917-7118	856-917-0066

PHH CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
REVENUES
Origination and other loan fees	$64	$61	$284	$231
Gain on loans held for sale, net	61	64	298	264
Net loan servicing income:
Loan servicing income	96	113	394	448
Change in fair value of mortgage servicing rights	(64)	(105)	(187)	(320)
Net derivative (loss) gain related to mortgage servicing rights	(25)	56	29	82
Net loan servicing income	7	64	236	210
Net interest expense:
Interest income	9	9	44	42
Secured interest expense	(8)	(8)	(35)	(35)
Unsecured interest expense	(11)	(18)	(55)	(95)
Net interest expense	(10)	(17)	(46)	(88)
Other income	1	8	18	22
Net revenues	123	180	790	639
EXPENSES
Salaries and related expenses	72	80	323	358
Commissions	14	20	79	78
Loan origination expenses	19	21	91	85
Foreclosure and repossession expenses	10	14	51	56
Professional and third-party service fees	45	38	171	127
Technology equipment and software expenses	9	10	37	37
Occupancy and other office expenses	11	14	50	51
Depreciation and amortization	5	5	18	23
Other operating expenses	21	19	183	108
Total expenses	206	221	1,003	923
Loss from continuing operations before income taxes	(83)	(41)	(213)	(284)
Income tax benefit	(32)	(10)	(82)	(99)
Loss from continuing operations, net of tax	(51)	(31)	(131)	(185)
(Loss) income from discontinued operations, net of tax	—	(1)	—	272
Net (loss) income	(51)	(32)	(131)	87
Less: net income attributable to noncontrolling interest	3	1	14	6
Net (loss) income attributable to PHH Corporation	$(54)	$(33)	$(145)	$81

Basic (loss) earnings per share:
From continuing operations	$(0.92)	$(0.62)	$(2.62)	$(3.47)
From discontinued operations	—	(0.04)	—	4.94
Total attributable to PHH Corporation	$(0.92)	$(0.66)	$(2.62)	$1.47
Diluted (loss) earnings per share:
From continuing operations	$(0.92)	$(0.62)	$(2.62)	$(3.47)
From discontinued operations	—	(0.04)	—	4.94
Total attributable to PHH Corporation	$(0.92)	$(0.66)	$(2.62)	$1.47

PHH CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

	December 31,
	2015	2014
ASSETS
Cash and cash equivalents	$906	$1,259
Restricted cash	47	56
Mortgage loans held for sale	743	915
Accounts receivable, net	81	123
Servicing advances, net	691	694
Mortgage servicing rights	880	1,005
Property and equipment, net	47	36
Other assets	257	208
Total assets	$3,652	$4,296

LIABILITIES
Accounts payable and accrued expenses	$251	$244
Subservicing advance liabilities	314	347
Debt	1,358	1,739
Deferred taxes	182	262
Loan repurchase and indemnification liability	62	63
Other liabilities	137	70
Total liabilities	2,304	2,725
Commitments and contingencies

Total PHH Corporation stockholders’ equity	1,318	1,545
Noncontrolling interest	30	26
Total equity	1,348	1,571
Total liabilities and equity	$3,652	$4,296

Segment Results
(In millions)					Fourth
					Quarter
	Fourth Quarter 2015				2014
	Mortgage Production	Mortgage Servicing	Other	Total PHH Corporation	Total PHH Corporation
Origination and other loan fees	$64	$—	$—	$64	$61
Gain on loans held for sale, net	61	—	—	61	64
Loan servicing income	—	96	—	96	113
MSR fair value adjustments:
Prepayments and receipt of recurring cash flows	—	(37)	—	(37)	(37)
Market-related	—	(27)	—	(27)	(68)
Net derivative (loss) gain related to MSRs	—	(25)	—	(25)	56
Net interest expense:
Interest income	8	1	—	9	9
Secured interest expense	(5)	(3)	—	(8)	(8)
Unsecured interest expense	(3)	(8)	—	(11)	(18)
Other income	1	—	—	1	8
Net revenues	126	(3)	—	123	180

Salaries and related expenses	49	12	11	72	80
Commissions	14	—	—	14	20
Loan origination expenses	19	—	—	19	21
Foreclosure and repossession expenses	—	10	—	10	14
Professional and third-party service fees	9	9	27	45	38
Technology equipment and software expenses	—	4	5	9	10
Occupancy and other office expenses	7	3	1	11	14
Depreciation and amortization	2	1	2	5	5
Other operating expenses:
Repurchase and foreclosure-related charges	—	1	—	1	(4)
Legal and regulatory reserves	—	—	—	—	6
Overhead Allocation - IT	25	8	(33)	—	—
Overhead Allocation - Other	11	4	(15)	—	—
Other	8	10	2	20	17
Total expenses	144	62	—	206	221
Loss from continuing operations before income taxes	(18)	(65)	—	$(83)	$(41)
Less: net income attributable to noncontrolling interest	3	—	—
Segment loss	$(21)	$(65)	$—

Segment Results
(In millions)					Year Ended
					December
	Year Ended December 31, 2015				31, 2014
	Mortgage Production	Mortgage Servicing	Other	Total PHH Corporation	Total PHH Corporation
Origination and other loan fees	$284	$—	$—	$284	$231
Gain on loans held for sale, net	298	—	—	298	264
Loan servicing income	—	394	—	394	448
MSR fair value adjustments:
Prepayments and receipt of recurring cash flows	—	(169)	—	(169)	(155)
Market-related	—	(18)	—	(18)	(165)
Net derivative gain related to MSRs	—	29	—	29	82
Net interest expense:
Interest income	40	4	—	44	42
Secured interest expense	(24)	(11)	—	(35)	(35)
Unsecured interest expense	(21)	(34)	—	(55)	(95)
Other income	9	3	6	18	22
Net revenues	586	198	6	790	639

Salaries and related expenses	213	56	54	323	358
Commissions	79	—	—	79	78
Loan origination expenses	91	—	—	91	85
Foreclosure and repossession expenses	—	51	—	51	56
Professional and third-party service fees	34	28	109	171	127
Technology equipment and software expenses	3	16	18	37	37
Occupancy and other office expenses	31	16	3	50	51
Depreciation and amortization	11	2	5	18	23
Other operating expenses:
Repurchase and foreclosure-related charges	—	6	—	6	(2)
Loss on early debt retirement	—	—	30	30	24
Legal and regulatory reserves	—	78	—	78	28
Overhead Allocation - IT	80	27	(107)	—	—
Overhead Allocation - Other	51	17	(68)	—	—
Other	26	32	11	69	58
Total expenses	619	329	55	1,003	923
Loss from continuing operations before income taxes	(33)	(131)	(49)	$(213)	$(284)
Less: net income attributable to noncontrolling interest	14	—	—
Segment loss	$(47)	$(131)	$(49)

Mortgage Production Segment
($ In millions)

	Three Months Ended December 31,			Year Ended December 31,
	2015	2014	Change	2015	2014	Change
Closings:
Saleable to investors	$2,518	$3,019	(17)%	$13,218	$12,389	7%
Fee-based	6,324	6,379	(1)%	27,386	23,572	16%
Total	$8,842	$9,398	(6)%	$40,604	$35,961	13%

Purchase	$4,326	$4,808	(10)%	$20,169	$20,105	—%
Refinance	4,516	4,590	(2)%	20,435	15,856	29%
Total	$8,842	$9,398	(6)%	$40,604	$35,961	13%

Retail - PLS	$6,900	$6,998	(1)%	$30,436	$26,015	17%
Retail - Real Estate	1,634	2,069	(21)%	8,752	8,593	2%
Total retail	8,534	9,067	(6)%	39,188	34,608	13%
Wholesale/correspondent	308	331	(7)%	1,416	1,353	5%
Total	$8,842	$9,398	(6)%	$40,604	$35,961	13%

Retail - PLS (units)	13,348	14,156	(6)%	58,587	54,105	8%
Retail - Real Estate (units)	6,159	7,926	(22)%	32,428	34,131	(5)%
Total retail (units)	19,507	22,082	(12)%	91,015	88,236	3%
Wholesale/correspondent (units)	1,318	1,451	(9)%	6,199	5,940	4%
Total (units)	20,825	23,533	(12)%	97,214	94,176	3%

Applications:
Saleable to investors	$3,065	$3,811	(20)%	$18,047	$16,895	7%
Fee-based	7,153	7,120	— %	33,593	28,696	17%
Total	$10,218	$10,931	(7)%	$51,640	$45,591	13%

Retail - PLS	$7,982	$8,087	(1)%	$38,672	$32,810	18%
Retail - Real Estate	1,846	2,333	(21)%	10,845	10,727	1%
Total retail	9,828	10,420	(6)%	49,517	43,537	14%
Wholesale/correspondent	390	511	(24)%	2,123	2,054	3%
Total	$10,218	$10,931	(7)%	$51,640	$45,591	13%

Retail - PLS (units)	15,250	15,805	(4)%	76,106	68,258	11%
Retail - Real Estate (units)	6,894	8,825	(22)%	40,165	42,123	(5)%
Total retail (units)	22,144	24,630	(10)%	116,271	110,381	5%
Wholesale/correspondent (units)	1,634	2,151	(24)%	9,181	9,015	2%
Total (units)	23,778	26,781	(11)%	125,452	119,396	5%

Other:
IRLCs expected to close	$1,174	$1,603	(27)%	$7,199	$7,262	(1)%
Total loan margin on IRLCs (in basis points)	305	291	5%	310	282	10%
Loans sold	$2,628	$2,887	(9)%	$13,630	$12,555	9%

Mortgage Production Segment (continued)
(in millions)

	Three Months Ended December 31,			Year Ended December 31,
	2015	2014	Change	2015	2014	Change
Segment Results:
Origination and other loan fees	$64	$61	5%	$284	$231	23%
Gain on loans held for sale, net	61	64	(5)%	298	264	13%
Net interest expense:
Interest income	8	8	— %	40	38	5%
Secured interest expense	(5)	(6)	(17)%	(24)	(26)	(8)%
Unsecured interest expense	(3)	(7)	(57)%	(21)	(51)	(59)%
Net interest expense	—	(5)	(100)%	(5)	(39)	(87)%
Other income	1	2	(50)%	9	9	—%
Net revenues	126	122	3%	586	465	26%

Salaries and related expenses	49	53	(8)%	213	231	(8)%
Commissions	14	20	(30)%	79	78	1%
Loan origination expenses	19	21	(10)%	91	85	7%
Professional and third-party service fees	9	10	(10)%	34	34	—%
Technology equipment and software expenses	—	1	(100)%	3	3	—%
Occupancy and other office expenses	7	8	(13)%	31	31	—%
Depreciation and amortization	2	2	— %	11	12	(8)%
Other operating expenses	44	32	38%	157	126	25%
Total expenses	144	147	(2)%	619	600	3%
Loss before income taxes	(18)	(25)	(28)%	(33)	(135)	(76)%
Less: net income attributable to noncontrolling interest	3	1	200%	14	6	133%
Segment loss	$(21)	$(26)	(19)%	$(47)	$(141)	(67)%

Mortgage Servicing Segment
($ in millions)
	December 31,
	2015	2014	Change
Total Loan Servicing Portfolio:
Unpaid principal balance	$226,259	$227,272	—%

Number of loans in owned portfolio (units)	642,379	712,643	(10)%
Number of subserviced loans (units)	450,295	446,381	1%
Total number of loans serviced (units)	1,092,674	1,159,024	(6)%

Capitalized Servicing Portfolio:
Unpaid principal balance	$98,990	$112,686	(12)%
Capitalized servicing rate	0.89%	0.89%	—%
Capitalized servicing multiple	3.1	3.1	—%
Weighted-average servicing fee (in basis points)	29	29	—%

	Three Months Ended December 31,			Year Ended December 31,
	2015	2014	Change	2015	2014	Change
Total Loan Servicing Portfolio:
Average Portfolio UPB	$226,791	$226,803	— %	$225,787	$226,438	—%

Capitalized Servicing Portfolio:
Average Portfolio UPB	$100,442	$117,163	(14)%	$105,343	$123,090	(14)%
Payoffs and principal curtailments	4,238	4,604	(8)%	19,092	18,463	3%
Sales	365	4,458	(92)%	3,445	6,929	(50)%

	December 31,
	2015		2014
	Number of Loans	Unpaid Balance	Number of Loans	Unpaid Balance
Delinquency - Total Servicing Portfolio(1)
30 days	2.22%	1.55%	2.43%	1.75%
60 days	0.44	0.30	0.58	0.41
90 or more days	0.82	0.62	1.13	0.85
Total	3.48%	2.47%	4.14%	3.01%

Foreclosure/real estate owned(2)	1.74%	1.51%	2.22%	2.04%

(1)              Represents portfolio delinquencies as a percentage of the total number of loans and the total unpaid balance of the portfolio.

(2)              As of December 31, 2015 and 2014, the total servicing portfolio included 15,487 and 21,456 of loans in foreclosure with an unpaid principal balance of $3.0 billion and $4.1 billion, respectively.

Mortgage Servicing Segment (continued)
($ in millions)

	Three Months Ended December 31,			Year Ended December 31,
	2015	2014	Change	2015	2014	Change
Segment Results:
Net loan servicing income	$7	$64	(89)%	$236	$210	12%
Net interest expense	(10)	(12)	(17)%	(41)	(49)	(16)%
Other income	—	1	(100)%	3	2	50%
Net revenues	(3)	53	n/m	198	163	21%

Salaries and related expenses	12	15	(20)%	56	60	(7)%
Foreclosure and repossession expenses	10	14	(29)%	51	56	(9)%
Professional and third-party service fees	9	8	13%	28	31	(10)%
Technology equipment and software expenses	4	4	— %	16	16	— %
Occupancy and other office expenses	3	5	(40)%	16	17	(6)%
Depreciation and amortization	1	1	— %	2	2	— %
Other operating expenses	23	19	21%	160	84	90%
Total expenses	62	66	(6)%	329	266	24%
Segment loss	$(65)	$(13)	n/m	$(131)	$(103)	27%

n/m - Not Meaningful

Debt and Borrowing Arrangements
(in millions)

	December 31, 2015			December 31, 2014
	Balance	Interest Rate(1)	Available Capacity(2)	Balance

Committed warehouse facilities	$632	2.5%	$968	$800
Uncommitted warehouse facilities	—	—	2,825	—
Servicing advance facility	111	2.3%	44	108

Convertible notes due in 2017(3)	—	6.0%	n/a	216
Term notes due in 2019	275	7.375%	n/a	275
Term notes due in 2021	340	6.375%	n/a	340
Unsecured credit facilities	—	—	5	—
Unsecured debt	615			831
Total	$1,358			$1,739

(1)              Interest rate shown represents the stated interest rate of outstanding borrowings, which may differ from the effective rate due to the amortization of premiums, discounts and issuance costs.  Warehouse facilities and the servicing advance facility are variable-rate.  Rate shown for warehouse facilities represents the weighted-average rate of current outstanding borrowings.

(2)              Capacity is dependent upon maintaining compliance with, or obtaining waivers of, the terms, conditions and covenants of the respective agreements, including asset-eligibility requirements.

(3)              As of December 31, 2015, after the completion of the exchange offers, an insignificant amount of notes remain.  As of December 31, 2014, balance is net of unamortized discount of $29 million.

* NOTE REGARDING NON-GAAP FINANCIAL MEASURES

Non-GAAP financial measures for all periods presented reflect the continuing operations of the Company and exclude the results of the Fleet business and amounts related to the disposition of the business.

Core earnings or loss (pre-tax and after-tax), core earnings or loss per share, and adjusted cash flow are financial measures that are not in accordance with GAAP. See Non-GAAP Reconciliations below for a reconciliation of these measures to the most directly comparable GAAP financial measures as required by Regulation G.

Core earnings or loss (pre-tax and after-tax) and core earnings or loss per share involves differences from Segment profit or loss, Income or loss from continuing operations before income taxes, Net income or loss attributable to PHH Corporation and Basic earnings or loss per share attributable to PHH Corporation computed in accordance with GAAP. Core earnings or loss (pre-tax and after-tax) and core earnings or loss per share should be considered as supplementary to, and not as a substitute for, Segment profit or loss, Income or loss from continuing operations before income taxes, Net income or loss attributable to PHH Corporation or Basic earnings or loss per share from continuing operations computed in accordance with GAAP as a measure of the Company’s financial performance.

Adjusted cash flow excludes the change in the Cash balance of discontinued operations and involves differences from Net increase or decrease in cash and cash equivalents computed in accordance with GAAP.  Adjusted cash flow should be considered as supplementary to, and not as a substitute for, Net increase or decrease in cash and cash equivalents computed in accordance with GAAP as a measure of the Company’s net increase or decrease in cash and cash equivalents.

Non-GAAP metrics are used in managing certain aspects of the Company’s business.  For example, management’s reviews of results incorporate Non-GAAP metrics and certain of the Company’s debt agreements contain covenants calculated using a measure similar to the calculations of the Non-GAAP metrics.  The Company has also designed certain management incentives based upon the achievement of targets related to Non-GAAP metrics. The Company believes that these Non-GAAP Financial Measures can be useful to investors because they provide a means by which investors can evaluate the Company’s underlying key drivers and operating performance of the business, exclusive of certain adjustments and activities that investors may consider to be unrelated to the underlying economic performance of the business for a given period.

The Company also believes that any meaningful analysis of the Company’s financial performance by investors requires an understanding of the factors that drive the Company’s underlying operating performance which can be obscured by significant unrealized changes in value of the Company’s mortgage servicing rights, as well as any gain or loss on derivatives that are intended to offset market-related fair value adjustments on the Company’s mortgage servicing rights, in a given period that are included in Segment profit or loss, Income or loss from continuing operations before income taxes, Net income or loss attributable to PHH Corporation and Basic earnings or loss per share from continuing operations attributable to PHH Corporation in accordance with GAAP.

Core earnings or loss (pre-tax and after-tax) and core earnings or loss per share

Core earnings or loss (pre-tax and after-tax) and core earnings or loss per share measure the Company’s financial performance from continuing operations excluding unrealized changes in fair value of the Company’s mortgage servicing rights that are based upon projections of expected future cash flows and prepayments as well as realized and unrealized changes in the fair value of derivatives that are intended to offset changes in the fair value of mortgage servicing rights.  The changes in fair value of mortgage servicing rights and related derivatives are highly sensitive to changes in interest rates and are dependent upon the level of current and projected interest rates at the end of each reporting period.

Value lost from actual prepayments and recurring cash flows are recorded when actual cash payments or prepayments of the underlying loans are received, and are included in core earnings based on the current fair value of the mortgage servicing rights at the time the payments are received.

The presentation of core earnings is designed to more closely align the timing of recognizing the actual value lost from prepayments in the mortgage servicing segment with the associated value created through new originations in the mortgage production segment.

Limitations on the use of Core Earnings:  Since core earnings or loss (pre-tax and after-tax) and core earnings or loss per share measure the Company’s financial performance from continuing operations excluding unrealized changes in value of mortgage servicing rights, such measures may not appropriately reflect the rate of value lost on subsequent actual payments or prepayments over time. As such, core earnings or loss (pre-tax and after-tax) and core earnings or loss per share may tend to overstate operating results in a declining interest rate environment and understate operating results in a rising interest rate environment, absent the effect of any offsetting gains or losses on derivatives that are intended to offset changes in fair value on the Company’s mortgage servicing rights.

Adjusted cash flow

Adjusted cash flow excludes the change in the Cash balance of discontinued operations and measures the Company’s Net increase or decrease in cash and cash equivalents from continuing operations for a given period excluding changes resulting from the issuance or repurchase of equity, the purchase of derivative securities related to the Company’s stock or the issuance or repayment of unsecured or other debt by PHH Corporation.  The Company believes that Adjusted cash flow is a useful measure for investors because the Company’s ability to repay future unsecured debt maturities or return capital to equity holders is highly dependent on a demonstrated ability to generate cash.  Accordingly, the Company believes that Adjusted cash flow may assist investors in determining the amount of cash and cash equivalents generated from business activities during a period that is available to repay unsecured debt or distribute to holders of the Company’s equity.

Adjusted cash flow can be generated through a combination of earnings, more efficient utilization of asset-backed funding facilities, or an improved working capital position.  Adjusted cash flow can vary significantly between periods based upon a variety of potential factors including, but not limited to, timing related to cash collateral postings, mortgage origination volumes and loan margins.

Limitations on the use of Adjusted Cash Flow:  Adjusted cash flow is not a substitute for the Net increase or decrease in cash and cash equivalents for a period and is not intended to provide the Company’s total sources and uses of cash or measure its change in liquidity.  As such, it is important that investors review the Company’s consolidated statement of cash flows for a more detailed understanding of the drivers of net cash provided by (used in) operating activities, investing activities, and financing activities.

NON-GAAP RECONCILIATIONS - CORE EARNINGS

(In millions, except per share data)

See “Note Regarding Non-GAAP Financial Measures” above in this press release for a description of the uses and limitations of the Non-GAAP Financial Measures.

Regulation G Reconciliation

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Loss from continuing operations before income taxes - as reported	$(83)	$(41)	$(213)	$(284)
Less: net income attributable to noncontrolling interest	3	1	14	6
Segment loss	(86)	(42)	(227)	(290)
Market-related fair value adjustments (1)	27	68	18	165
Net derivative loss (gain) related to MSRs	25	(56)	(29)	(82)
Core loss (pre-tax)	$(34)	$(30)	$(238)	$(207)

Net (loss) income attributable to PHH Corporation - as reported	$(54)	$(33)	$(145)	$81
Less: (Loss) income from discontinued operations, net of tax	—	(1)	—	272
Net loss from continuing operations attributable to PHH Corporation	(54)	(32)	(145)	(191)
Market-related fair value adjustments (1)(2)	16	42	11	101
Net derivative loss (gain) related to MSRs, net of taxes(2)	15	(34)	(18)	(50)
Core loss (after-tax)	$(23)	$(24)	$(152)	$(140)

Basic loss per share from continuing operations attributable to PHH Corporation - as reported	$(0.92)	$(0.62)	$(2.62)	$(3.47)
Market-related fair value adjustments, net of taxes (1)(3)	0.27	0.82	0.20	1.83
Net derivative loss (gain) related to MSRs, net of taxes(3)	0.27	(0.67)	(0.32)	(0.91)
Core loss per share	$(0.38)	$(0.47)	$(2.74)	$(2.55)

(1)              Represents the Change in fair value of MSRs due to changes in market inputs and assumptions used in the valuation model.

(2)              An incremental effective tax rate of 39% was applied to arrive at the net of taxes amounts.

(3)              Basic weighted-average shares outstanding of 58.536 million and 51.126 million for the three months ended December 31, 2015 and 2014, respectively, and 55.202 million and 55.001 million for the year ended December 31, 2015 and 2014, respectively, were used to calculate per share amounts.

NON-GAAP RECONCILIATIONS - CORE EARNINGS BY SEGMENT

(In millions)

See “Note Regarding Non-GAAP Financial Measures” above in this press release for a description of the uses and limitations of the Non-GAAP Financial Measures.

Regulation G Reconciliation

	Three Months Ended December 31, 2015
	Mortgage Production Segment	Mortgage Servicing Segment	Other
Segment (loss)	$(21)	$(65)	$—
Market-related fair value adjustments(1)	—	27	—
Net derivative loss related to MSRs	—	25	—
Core (loss)	$(21)	$(13)	$—

	Three Months Ended December 31, 2014
	Mortgage Production Segment	Mortgage Servicing Segment	Other
Segment (loss)	$(26)	$(13)	$(3)
Market-related fair value adjustments(1)	—	68	—
Net derivative gain related to MSRs	—	(56)	—
Core (loss)	$(26)	$(1)	$(3)

	Year Ended December 31, 2015
	Mortgage Production Segment	Mortgage Servicing Segment	Other
Segment (loss)	$(47)	$(131)	$(49)
Market-related fair value adjustments(1)	—	18	—
Net derivative gain related to MSRs	—	(29)	—
Core (loss)	$(47)	$(142)	$(49)

	Year Ended December 31, 2014
	Mortgage Production Segment	Mortgage Servicing Segment	Other
Segment (loss)	$(141)	$(103)	$(46)
Market-related fair value adjustments(1)	—	165	—
Net derivative gain related to MSRs	—	(82)	—
Core (loss)	$(141)	$(20)	$(46)

(1)     Represents the Change in fair value of MSRs due to changes in market inputs and assumptions used in the valuation model.

NON-GAAP RECONCILIATIONS - ADJUSTED CASH FLOW

(In millions)

See “Note Regarding Non-GAAP Financial Measures” above in this press release for a description of the uses and limitations of the Non-GAAP Financial Measures.

Regulation G Reconciliation

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Net (decrease) increase in Cash and cash equivalents - as reported	$(76)	$(192)	$(353)	$14
Less: Decrease in cash balance of discontinued operations	—	—	—	119
Net (decrease) increase in Cash attributable to continuing operations	(76)	(192)	(353)	133
Adjustments:
Principal payments on unsecured borrowings	—	10	245	435
Repurchase of Common stock	77	—	77	200
Issuances of Common stock	—	—	(2)	(10)
Adjusted Cash Flow	$1	$(182)	$(33)	$758